EXHIBIT 12
                                    GENERAL ELECTRIC COMPANY
                               RATIO OF EARNINGS TO FIXED CHARGES

(Dollars in millions)                                         Six months ended
                                                               June 30, 1996
                                                              ----------------
GE except GECS

"Earnings" <F1>                                                     $4,601
Less:  Equity in undistributed earnings
             of General Electric Capital
             Services, Inc. <F2>                                      (869)
Plus:  Interest and other financial
             charges included in expense                               280
          One-third of rental expense  <F3>                             88
                                                                    ------
Adjusted "earnings"                                                 $4,100
                                                                    ======

Fixed Charges:
  Interest and other financial charges                                $280
  Interest capitalized                                                   7
  One-third of rental expense  <F3>                                     88
                                                                    ------
Total fixed charges                                                   $375
                                                                    ======
Ratio of earnings to fixed charges                                   10.93
                                                                    ======

General Electric Company and consolidated affiliates

"Earnings" <F1>                                                     $5,274
Plus:  Interest and other financial
             charges included in expense                             3,810
         One-third of rental expense   <F3>                            172
                                                                    ------
Adjusted "earnings"                                                 $9,256
                                                                    ======

Fixed Charges:
  Interest and other financial charges                              $3,810
  Interest capitalized                                                  22
  One-third of rental expense  <F3>                                    172
                                                                    ------
Total fixed charges                                                 $4,004
                                                                    ======
Ratio of earnings to fixed charges                                    2.31
                                                                    ======

<F1> Earnings before income taxes and minority interest.
<F2> Earnings after income taxes, net of dividends.
<F3> Considered to be representative of interest factor in rental expense.